                                                                     EXHIBIT 4.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                DOUBLECLICK INC.

                 (Pursuant to Sections 228, 242 and 245 of the
               General Corporation Law of the State of Delaware)

                  DoubleClick Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the Corporation was originally incorporated in Delaware under the name DoubleClick Incorporated, and the date of its filing of its original Certificate of Incorporation with the Secretary of State of Delaware was January 23, 1996. On May 14, 1996, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation changing its name to DoubleClick Inc. A Certificate of Amendment was filed with the Secretary of State of the State of Delaware on September 13, 1996. A Restated Certificate of Incorporation and a Certificate of Merger were filed with the Secretary of State of the State of Delaware on June 4, 1997. The Second Restated Certificate of Incorporation was amended by the Certificate of Amendment to the Second Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 15, 1997.

                  SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Second Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the issued and outstanding Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value, voting as a single class and as separate classes, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware;

                  THIRD: That the resolution setting forth the proposed amendment and restatement is as follows:

                  "RESOLVED, that the Second Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                    ARTICLE I

                                      Name

                 The name of the Corporation is DoubleClick Inc.

                                   ARTICLE II

                                Registered Office

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, State of Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Corporation.

                                   ARTICLE III

                                   Powers/Term

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law. The Corporation is to have perpetual existance.

                                   ARTICLE IV

                                  Capital Stock

         A.       Classes of Stock. The Corporation is authorized to issue two
                  -----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Sixty Five Million (65,000,000) shares. Sixty Million (60,000,000) shares, par value $0.001 per share, shall be Common Stock and Five Million (5,000,000) shares, par value $0.001 per share, shall be Preferred Stock. The consideration for the issuance of the shares shall be paid to or received

                                       2.

by the Corporation in full before their issuance and shall not be less than the par value per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

         B.       Common Stock.
                  -------------

                  (1)      General. All shares of Common Stock will be identical
                           --------
and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of any then outstanding Preferred Stock.

                  (2)      Dividends. Dividends may be declared and paid on the
                           ----------
Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                  (3)      Dissolution, Liquidation or Winding Up. In the event
                           ---------------------------------------
of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

                  (4)      Voting Rights. Except as otherwise required by law or
                           --------------
this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Preferred Stock shall vote together with holders of Common Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

                  (5)      Redemption. The common Stock is not redeemable.
                           -----------

         C.       Preferred Stock. The Board of Directors is authorized, subject
                  ----------------
to limitations prescribed by law, by the rules of a national securities exchange, if applicable, and by the provisions of this ARTICLE IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                                       3.

                  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (1) The number of shares constituting that series and the distinctive designation of that series;

                  (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of the payment of shares of that series; and

                  (8) Any other relative rights, preferences and limitations of that series.

                  Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

                  If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                       4.

         D.       Preemptive Rights. No holder of any of the shares of any
                  ------------------
class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the Board of Directors of the Corporation of such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                   ARTICLE V

                                   Directors

         A.       Number. The number of directors of the Corporation shall be
                  -------
such number, not less than five (5) nor more than fifteen (15) (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the bylaws, provided that no action shall be taken to decrease or increase the number of directors unless at least 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose approve such decrease or increase. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

         B.       Classified Board of Directors. The Board of Directors shall be
                  ------------------------------
and is divided into three classes: Class I, Class II and Class III, each of which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1998; each initial director in Class II shall hold office until the annual meeting of stockholders in 1999; and each initial director in Class III shall hold office until the annual meeting of stockholders in 2000. Notwithstanding the foregoing provisions of this ARTICLE V, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

                                       5.

                 Subject to the provisions of this ARTICLE V, should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class I; and (ii) if there shall be an excess of two directorships over a number divisible by three, one shall be classified in Class I and the other in Class II.

                 In the event of any increase or decrease in the authorized number of directors, (1) each director than serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (2) the newly created or eliminated directorship resulting from such increase or decrease shall be appointed by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

         C.      Removal of Directors. Notwithstanding any other provisions of
                 ---------------------
this Certificate or the By-laws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of not less than 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this ARTICLE V shall not apply with respect to the director or directors elected by such holders of preferred stock.

                                   ARTICLE VI

                              Stockholder Meetings

                 Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

                                       6.

                                   ARTICLE VII

                       Limitation of Directors' Liability

         Except to the extent that the General Corporation law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. If the General Corporation Law is amended after approval by the stockholders of this ARTICLE VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                   ARTICLE VII

                                 Indemnification

         The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such person is not entitled to Indemnification under this ARTICLE VIII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

         The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

                                       7.

         The indemnification rights provided in this ARTICLE VIII (i) shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE VIII.

                                   ARTICLE IX

                               Amendment of Bylaws

         In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by vote of 66.67% of the Board of Directors.

                                    ARTICLE X

                            Amendment of Certificate

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES V, VI, VII, VIII, IX and this
ARTICLE X may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                      * * *

         FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

                                       8.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the President and the Assistant Secretary of the Corporation this 23rd day of February, 1998.

                                            /s/ Kevin Ryan
                                            ------------------------------------
                                            Kevin Ryan, President

                                            /s/ Stephen Collins
                                            ------------------------------------
                                            Stephen Collins, Assistant Secretary

                                       9.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                DOUBLECLICK INC.

         DoubleClick Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify that:

         1.       The name of the Corporation is DoubleClick Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the second and third sentences of Article IV, Section A thereof and by substituting in lieu thereof the following:

         "The total number of shares of stock which the Corporation shall have authority to issue is Four Hundred Five Million shares. Four Hundred Million (400,000,000) shares, par value $0.001 per share, shall be Common Stock and Five Million (5,000,000) shares, par value $0.001 shall be Preferred Stock."

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, DOUBLECLICK INC. has caused this Certificate to be signed by Kevin J.O'Connor, its Chief Executive Officer, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is the act and deed of the Corporation, this 24 day of May, 1999.

                                       DOUBLECLICK INC.

                                       By: /s/ Kevin J.O'Connor
                                           ---------------------------------
                                       Name: Kevin J.O'Connor

                                       Title: Chief Executive Officer and
                                              Chairman of the Board of Directors

                          CERTIFICATE OF CORRECTION OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                DOUBLECLICK INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is DoubleClick Inc.

                  2. The Amended and Restated Certificate of Incorporation of the Corporation, which was filed by the Secretary of State of Delaware on February 23, 1998, is hereby corrected.

                  3. The inaccuracy to be corrected in said instrument is as follows:

         The words "below five (5) or above fifteen (15)" are being added in the first sentence of Article V, Section A after the words "the number of directors" and before "unless at least 66.67%." These words were omitted as a result of a typographical error. The added words correct the unintended ambiguity as to the requirements for increasing and decreasing the number of directors.

                  4. The portion of the instrument in corrected form is as follows:

                                    Article V

         A.       Number. The number of directors of the Corporation shall be
                  -------
such number, not less than five (5) nor more than fifteen (15) (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the bylaws, provided that no action shall be taken to decrease or increase the number of directors below five (5) or above fifteen (15) unless at least 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose approve such decrease or increase. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

Dated: December 21, 1999

                                            /s/ Stephen R. Collins
                                            ------------------------------------
                                            Name:  Stephen R. Collins
                                            Title: CFO, Secretary & Treasurer

                              CERTIFICATE OF MERGER

                                       OF

                                    @PLAN.INC

                                  WITH AND INTO

                                DOUBLECLICK INC.

        (Pursuant to Section 252 of the Delaware General Corporation Law)

                          Dated as of February 2, 2001

                  It is hereby certified that:

                  FIRST: The constituent business corporations participating in the merger herein certified are:

                       (i) DoubleClick Inc., which is incorporated under the laws of the State of Delaware ("DoubleClick"); and
                                -----------

                       (ii) @plan.inc, which is incorporated under the laws of the State of Tennessee ("@plan").
                         -----
                  SECOND: An Amended and Restated Agreement and Plan of Merger and Reorganization ("Merger Agreement") has been approved, adopted, certified,
                     ----------------
executed, and acknowledged by each of the aforesaid constituent corporations in accordance with: (i) the requirements of Section 48-21-109 of the Tennessee Business Corporation Act by @plan and (ii) the provisions of Section 252 of the General Corporation Law of the State of Delaware by DoubleClick.

                  THIRD: The name of the surviving corporation in the merger herein certified is DoubleClick Inc., which will continue its existence as said surviving corporation.

                  FOURTH: The Amended and Restated Certificate of Incorporation of DoubleClick shall be the certificate of incorporation of the surviving corporation.

                  FIFTH: The executed Merger Agreement between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                  DoubleClick Inc., 450 West 33rd Street, New York, New York 10001.

                  SIXTH: A copy of the aforesaid Merger Agreement will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

                  SEVENTH: The authorized capital stock of @plan is 50,000,000 shares of common stock, no par value per share, of which 11,332,770 shares are issued and outstanding, and 10,000,000 shares of preferred stock without par value, none of which are issued and outstanding.

         IN WITNESS WHEREOF, DoubleClick Inc. and @plan.inc have each caused this Certificate to be signed by their respective officers as of the date first written above.

                                                DOUBLECLICK INC.

                                                By: /s/ Kevin P. Ryan
                                                    ----------------------------
                                                Name:  Kevin P. Ryan
                                                Title: Chief Executive Officer

                                                @PLAN.INC

                                                By: ____________________________
                                                Name:  Mark K. Wright
                                                Title: Chairman and CEO

         IN WITNESS WHEREOF, DoubleClick Inc. and @plan.inc have each caused this Certificate to be signed by their respective officers as of the date first written above.

                                                DOUBLECLICK INC.

                                                By: ____________________________
                                                Name:  Kevin P. Ryan
                                                Title: Chief Executive Officer

                                                @PLAN.INC

                                                By: /s/ Mark K. Wright
                                                    ----------------------------
                                                Name:  Mark K. Wright
                                                Title: Chairman and CEO

                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                                DOUBLECLICK INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                  DoubleClick Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation" or "DoubleClick"), hereby certifies that the following resolutions were duly adopted by the board of directors of the Corporation on February 27, 2001, as required by Section 151 of the Delaware General Corporation Law;

                  RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Corporation (the "Board") in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate"), the Board hereby creates from its authorized class of preferred stock ("Preferred Stock") a series designated as series A preferred stock, par value $0.001 per share ("Series A Preferred Stock"), of the Corporation; and

                  FURTHER RESOLVED, that the Board does hereby establish the Series A Preferred Stock as follows:

         Section 1.        Designation and Amount. One (1) share of Preferred
                           -----------------------
Stock of the Corporation shall be designated as Series A Preferred Stock (the "DoubleClick Special Voting Share"). The Corporation will not issue any additional shares of the same series of such Series A Preferred Stock without the consent of the holders at the relevant time of Exchangeable Shares (as defined in Section 4(A) below).

         Section 2.        Dividends and Distributions. (A) Except as required
                           ----------------------------
by applicable law, the holder of the DoubleClick Special Voting Share (the "Holder") shall not be entitled to receive any dividends or distributions of the Corporation, whether payable in cash, property or in shares of capital stock.

         Section 3.        Liquidation. In the event of any liquidation,
                           ------------
dissolution or winding up of the Corporation, the Holder shall not be entitled to receive any assets of the Corporation available for distribution to its stockholders.

         Section 4.        Voting Rights. The DoubleClick Special Voting Share
                           --------------
shall have the following voting rights:

         (A) With respect to all meetings of stockholders of DoubleClick at which holders of the Corporation's common stock, par value $0.001 per share ("Common Stock"), are entitled to vote (each, a "DoubleClick Meeting") and with respect to all written consents sought by DoubleClick from its stockholders including the holders of Common Stock (each, a "DoubleClick Consent"), the Holder shall vote together with the holders of Common Stock as a single class, and each such vote of the Holder shall have identical voting rights to those of holders of Common Stock. The Holder shall have a number of votes equal to the number of exchangeable non-voting shares ("Exchangeable Shares") of Thunderball Acquisition II Inc., a corporation existing under the laws of Nova Scotia, outstanding on the record date for determining stockholders entitled to vote at the applicable DoubleClick Meeting or the applicable DoubleClick Consent, other than those held by DoubleClick or its Affiliates. For purposes hereof, an "Affiliate" is: (i) any corporate entity that controls another corporate entity or is a subsidiary of another or are subsidiaries of the same corporation or are controlled by the same person; and
(ii) corporate entities that are affiliated with the same corporation shall be deemed to be affiliates. For purposes of this definition, a corporation is controlled by a person or two or more corporations if: such person or corporation(s) has a sufficient number of beneficial voting securities of the corporation to elect a majority of the directors of the corporation.

         (B) Except as set forth herein, or as otherwise provided by law, the registered holders from time to time of Exchangeable Shares shall have no special voting rights and their consent shall not be required for taking any corporate action.

         Section 5.        Termination of Voting Rights. At such time as the
                           -----------------------------
DoubleClick Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding that are not owned by DoubleClick or its Affiliates, and there are no shares of stock, debt, options or other agreements that could give rise to the issuance of any Exchangeable Shares to any person (other than DoubleClick or its Affiliates), the DoubleClick Special Voting Share shall be deemed to be surrendered by the Holder.

         Section 6.        No Redemption. The DoubleClick Special Voting Share
                           --------------
shall not be redeemable.

                  IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Financial Officer and its corporate seal attested by its Vice President, General Counsel and Assistant Secretary this 19th day of April, 2001.

                                              DOUBLECLICK INC.

                                              By: /s/ Stephen R. Collins
                                                  ------------------------------
                                                  Name: Stephen R. Collins
                                                  Title: Chief Financial Officer

Attest:

By: /s/ Elizabeth Wang
    --------------------------------------
    Name: Elizabeth Wang
    Title: Vice President, General Counsel
           and Assistant Secretary

                              CERTIFICATE OF MERGER

                                      of

                               MESSAGEMEDIA, INC.

                                  with and into

                                DOUBLECLICK INC.

             (Pursuant to Section 251 of the General Corporation Law
                            of the State of Delaware)

                  Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the "DGCL"), DoubleClick Inc., a Delaware corporation, hereby certifies the following information relating to the merger of MessageMedia, Inc., a Delaware corporation, with and into DoubleClick Inc. (the "Merger"):

                  FIRST: The name and state of incorporation of each of the constituent corporations participating in the Merger are as follows:

      Name                                State of Incorporation
      ----                                ----------------------
      DoubleClick Inc.                    Delaware
      MessageMedia, Inc.                  Delaware

                  SECOND: An Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 10, 2001, as amended (the "Merger Agreement"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of
Section 251 of the DGCL.

                  THIRD: The name of the surviving corporation in the Merger herein certified is DoubleClick Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of the Merger pursuant to the provisions of the DGCL.

                  FOURTH: The Amended and Restated Certificate of Incorporation, as amended, of DoubleClick Inc., as now in force and effect, shall continue to be the certificate of incorporation of the surviving corporation until amended and changed pursuant to the provisions of the DGCL.

                  FIFTH: The executed Merger Agreement is on file at an office of the aforesaid surviving corporation, the address of which is DoubleClick Inc., 450 West 33rd Street, New York, New York 10001.

                  SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of each of the aforesaid constituent corporations.

                  SEVENTH: The Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, DoubleClick Inc. has caused this Certificate of Merger to executed as of the 18th day of January, 2002.

                                                DOUBLECLICK INC.

                                                By: /s/ Kevin P. Ryan
                                                    ----------------------------
                                                Name: Kevin P. Ryan
                                                Title: Chief Executive Officer